EXHIBIT 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY SCHEDULES SECOND QUARTER 2009 EARNINGS
CONFERENCE CALL

DENVER, June 18, 2009 – St. Mary Land & Exploration Company (NYSE: SM) is scheduled to release earnings for the second quarter of 2009 after the close of trading on the NYSE on August 3, 2009.  The teleconference to discuss these results is scheduled for August 4, 2009 at 8:00 a.m. Mountain time (10:00 a.m. Eastern time).  The call participation number is 888-811-1227.  An audio replay of the call will be available approximately two hours after the call at 800-642-1687, conference number 16019326.  International participants can dial 706-679-9922 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 16019326.  Replays can be accessed through August 11, 2009.

This call is being webcast live and can be accessed at St. Mary’s web site at www.stmaryland.com.  An audio recording of the conference call will be available at that site through August 11, 2009.